UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2022 (February 10, 2022)

GUGGENHEIM CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Trustees or Certain Officers; Election of Trustees; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2022, Guggenheim Credit Income Fund (the "Company") announced that Matthew Bloom tendered his resignation as President of the Company. Matthew Bloom will continue to hold the positions of Chairman of the Board of Trustees and Chief Executive Officer of the Company.

On February 10, 2022, the Board of Trustees appointed John Palmer as President of the Company effective as of February 10, 2022. Mr. Palmer, age 37, serves as Director for Guggenheim Partners' ("Guggenheim") Corporate Credit Group and has been been with Guggenheim since 2017.

Mr. Palmer leads Guggenheim’s effort in structuring and managing the Business Development Companies which Guggenheim advises. Prior to September 2017, Mr. Palmer served as First Vice President of Investment Management for W. P. Carey, Inc. where he was responsible for new product initiatives, including new product development and partner relations. Mr. Palmer received his BBA with a concentration in marketing from The University of Texas at Arlington and his MBA with a concentration in finance from the Crummer Graduate School of Business at Rollins College.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND

Date:	February 14, 2022	By:	/s/ Michael Guss
MICHAEL GUSS
Chief Financial Officer and Treasurer